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                          Winthrop & Weinstine, P.A.
                           3000 Dain Rauscher Plaza
                             60 South Sixth Street
                         Minneapolis, Minnesota  55402


                                 April 14, 1998




NATCOM Bancshares, Inc.
1127 Tower Avenue                                       EXHIBIT 5
Superior, Wisconsin  54022

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:


We have acted as legal counsel for NATCOM Bancshares, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-4, as amended (the "Registration Statement"), originally filed with the Securities and Exchange Commission on March 9, 1998 (Registration No. 333-47570) and the Proxy Statement/Prospectus included in the Registration Statement (the "Prospectus") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of the proposed issuance of up to 72,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"). The Shares are being registered under the Act in connection with the transactions described in the Registration Statement and Prospectus.


In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company has been legally incorporated and is validly existing under the laws of the State of Wisconsin.

2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

3. The Shares have been duly authorized by the Company, and upon issuance, delivery and exchange as described in the Proxy, will be validly issued, fully paid, and non-assessable.

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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.


By - /s/ Michele D. Vaillancourt
     Michele D. Vaillancourt